SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities and Exchange Act of 1934

Date of Report (date of earliest event reported) April 29, 2004

DDS TECHNOLOGIES USA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-15547	13-4253546

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510Boca Raton, Florida 33432

(Address of principal executive office)

Registrant’s telephone number, including area code   (561) 750-4450

Item 5.       Other Events.

On April 29, 2004, Ben Marcovitch resigned from the Board of Directors of DDS Technologies USA, Inc. (the “Company”). On May 25, 2004, Dr. Jacques DeGroote resigned from the Board of Directors. In addition to his regular service as a director of the Company, Dr. DeGroote also served on the Audit Committee. On June 15, 2004, Umberto Manola resigned from the Board of Directors. None of Mr. Marcovitch, Dr. DeGroote or Mr. Manola indicated upon resignation, or otherwise, that he disagreed with the Company on any matter relating to the Company's operations, policies or practices. The Board filled one of the vacancies by the appointment of Robert Rosen, in accordance with its By-laws. The Board as currently constituted consists of Mr. James von der Heydt, Mr. Spencer Sterling, Dr. Marc Jeffrey Mallis, Mr. Leo Paul Koulos and Mr. Robert Rosen.

The Company has also established the following committees of the Board: a Nominating and Corporate Governance Committee, whose members are Marc Mallis (Committee Chairman), Leo Paul Koulos and James von der Heydt; and a Compensation Committee, whose members are Leo Paul Koulos (Committee Chairman), Marc Mallis and James von der Heydt. The Committees’ charters are attached to this current report on Form 8-K as Exhibits 99.1 and 99.2, and will be available without charge upon written request directed to Secretary, DDS Technologies USA, Inc., 150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432.

In compliance with the requirements of the Sarbanes-Oxley Act of 2002, on June 29, 2004, the Board of Directors approved and adopted a Code of Ethics for the Company’s CEO and Senior Financial Officers. The code is attached to this Current Report on Form 8-K as Exhibit 14, and will be available without charge upon written request directed to Secretary, DDS Technologies USA, Inc., 150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432.

   On July 31, 2004, the Company entered into a Memorandum of Understanding with Giancarlo Lo Fiego and Adriano Zapparoli. In it, Messrs. Lo Fiego and Zapparoli agreed to cause High Speed Fragmentation B.V. (“14SF”), Intel Trust S.A., a Switzerland trust (“Intel Trust”), Hans Engineering Corp. a Panama entity (“HEC”), to execute the Memorandum of Understanding. A copy of the Memorandum of Understanding is attached to this Current Report on Form. 8-K as Exhibit 10.1. Pursuant to the terms of the Memorandum of Understanding, the Company, whose original license to the dry disaggregation technology (the “Technology”) and the underlying patent was previously restricted to North, South and Central America, the Caribbean (excluding Cuba) and Africa, has acquired rights to sell, and distribute the Technology and the underlying patent throughout the world. The Company has terminated its obligation to pay royalties under the license agreement that was originally with DDS Technologies Ltd., a United Kingdom company (“DDS UK”), and was subsequently assigned to RSF. The Company agreed to release 390,000 Euros currently on deposit with Intel Trust and forgo claims to another 1,000,000 Euros previously paid by the Company. HSF will remit to the Company 610,000 Euros previously deposited by the Company. The Company and an entity to be designated by HSF win enter into a license agreement pursuant to which the entity will receive a license from the Company that will pennit the entity to sell, license, rent, and distribute products embodying the Technology throughout Europe, Asia and Oceania, on the following terms:

•	The Company and the entity will, each use reasonable commercial efforts to ascertain commercially viable new products that may be manufactured orderived through the use of the Technology.

•	The party that discovers such a product shall have the exclusive right, for a period ninety days, to market the product and, enter into a bona fide binding agreement for the sale of the product in Europe, Asia and Oceania. Thereafter, either party may market the product in Europe, Asia arid Oceania.

•	The Company shall have the exclusive right to market such product outside of Europe. Asia and Oceania aid., after the lapse of the ninety day period when the entity is the party discovering the product, non-exclusive rights to market the product in Europe, Asia and Oceania.

•	Each shall pay to the other royalties equal to five percent of the gross revenues from the sale or lease of such products in Europe, Asia and/or Oceania.

•	The Company expects to invest or advance funds to the entity in the future.

The transactions described above arose in connection with a complaint the Company filed on July 26, 2004 against Umberto Manola, DDS UK, Intel Trust, HEC, HSF, Erich Stanchich and Giancarlo Lo Fiego in the United States District Court for the Southern District of Florida, Miami Division. The claims set forth in the complaint arose from correspondence, purportedly submitted on behalf of the former licensor, DDS UK, or its shareholders, setting forth allegations that the patent covering the Technology was never effectively transferred to the present licensor, HSF, and that DDS UK remained the owner of the 4,000,000 shares issued by the Company and purportedly assigned by DDS UK to HSF in connection with various agreements that have been previously disclosed. HSF denied such allegations, claiming that all rights and obligations under the original license were effectively transferred to HSF. The Company filed the complaint to seek a declaratory judgment as to its rights and the actual ownership of the shares the Company originally issued in payment for the license.  The Company intends to engage in settlement negotiations with all parties to the lawsuit and is confident that irrespective of the outcome of the litigation, the Company’s position as the licensee of the Technology will be at least as favorable as it was prior to entering into the Memorandom of Understanding. If settlement negotiations are not productive, the Company intends to pursue the litigation and any other litigation necessary to determine its rights and seek damages.

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The Company has conducted preliminary tests of the machines being built in Europe which embody the Technology and has determined that they are successfully producing fractions, but that the purity of the fractions being produced is not yet optimal.  The Company is working to address the problem and continues to believe that it will be resolved in a manner that will permit commercialization. You should refer to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for a complete description of the Company’s business, the Technology, and the risks associated with it.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

10.1	Memorandum of Understanding among the Company and High Speed Fragmentation B.V. Intel Trust S.A., a Switzerland trust, Haras Engineering Corp., a Panama entity, Giancarlo Lo Fiego, and Adriano Zapparoli (executed only by the Company, Mr. Lo Fiego and Mr. Zapparoli).
14	Code of Ethics for CEO and Senior Financial Officers.
99.1	Charter of the Nominating and Corporate Governance Committee of DDS Technologies USA, Inc.
99.2	Charter of the Compensation Committee of DDS Technologies USA, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: August 4, 2004	By:	/s/ Spencer Sterling
Name: Spencer Sterling
Title President and Chief Executive Officer

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Index to Exhibits

Exhibit No.	Exhibit Title

14	Code of Ethics for CEO and Senior Financial Officers
99.1	Charter of the Nominating and Corporate Governance Committee of DDS Technologies USA, Inc.
99.2	Charter of the Compensation Committee of DDS Technologies USA, Inc.
10.1
Memorandum of Understanding among the Company and High Speed Fragmentation B.V. Intel Trust S.A., a Switzerland trust, Haras Engineering Corp., a Panama entity, Giancarlo Lo Fiego, and Adriano Zapparoli (executed only by the Company, Mr. Lo Fiego and Mr. Zapparoli).

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